EXHIBIT 10.2

                             REVOLVING CREDIT NOTE

$5,000,000.00                                                 SEPTEMBER 30, 2004

     FOR VALUE RECEIVED, the undersigned borrower (the "BORROWER"), promises to pay to the order of U.S. BANK N.A. (the ("BANK"), the principal sum of FIVE MILLION AND NO/100 Dollars ($5,000,000.00), payable SEPTEMBER 5, 2005 (the "MATURITY DATE").

     Interest.

          The unpaid principal balance will bear interest at an annual rate described in the Interest Rate Rider attached to this Note.

     Payment Schedule.

          Interest is payable beginning NOVEMBER 5, 2004, and on the same date of each CONSECUTIVE month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

     Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

     Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

     In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

     Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5.00% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

     Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

     This Revolving Credit Note constitutes the Note issued under a Revolving Credit Agreement dated as of the date hereof between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which loans evidenced hereby were or may be made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of the collateral securing this Note.



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     This Note is a "transferable record' as defined in applicable law relating to electronic transactions. Therefore, the holder of this Note may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Note that is an authoritative copy as defined in such law. The holder of this Note may store the authoritative copy of such Note in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

     ALL DOCUMENTS ATTACHED HERETO, INCLUDING ANY APPENDICES, SCHEDULES, RIDERS AND EXHIBITS TO THIS REVOLVING CREDIT NOTE, ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE.

The Borrower hereby acknowledges the receipt of a copy of this Note.

(Individual Borrower)                   OUTDOOR CHANNEL HOLDINGS, INC.
                                        ----------------------------------------
                                        Borrower Name (Organization)

                                        a DELAWARE Corporation

Borrower Name  N/A                      By /s/ William A. Owen
                                        Name and Title  WILLIAM A. OWEN, CFO

                                        By

Borrower Name  N/A                      Name and Title

                              INTEREST RATE RIDER

     This Rider is made part of the Revolving Credit Note (the "NOTE") in the original amount of $5,000,000.00 by the undersigned borrower (the "BORROWER") in favor of U.S. BANK N.A. (the "Bank") as of the date identified below. The following interest rate description is hereby added to the Note:

Interest Rate Options. Interest on each advance hereunder shall accrue at one of the following per annum rates selected by the Borrower ("n/a" indicates rate option is not available, but Prime Rate Loan option must always be selected) (i) upon notice to the Bank, 0.000% plus the prime rate announced by the Bank from time to time, as and when such rate changes (a "Prime Rate Loan"); (ii) upon a minimum of two New York Banking Days prior notice, 1.250% plus the 1, 2, 3, 6 or 12 month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a "LIBOR Rate Loan"); or (iii) upon notice to the Bank, n/a% plus the rate, determined solely by the Bank, at which the Bank would be able to borrow funds of comparable amounts in the Money Markets for a 1, 2, 3, 6 or 12 month period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a "Money Market Rate Loan"). The term "New York Banking Day" means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. The term "Money Markets" refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others. No LIBOR Rate Loan or Money Market Rate Loan may extend beyond the maturity of this Note. In any event, if the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan should happen to extend beyond the maturity of this Note, such loan must be prepaid at the time this Note matures. If a LIBOR Rate Loan or Money Market Rate Loan is prepaid prior to the end of the Loan Period for such loan, whether voluntarily or because prepayment is required due to the Note maturing or due to acceleration of this Note upon default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term "Loan Period" means the period commencing on the advance date of the applicable LIBOR Rate Loan or Money Market Rate Loan and ending on the numerically corresponding day 1, 2, 3, 6 or 12 months thereafter matching the interest rate term selected by the Borrower; provided, however, (a) if any Loan Period would otherwise end on a day which is not a New York Banking Day, then the Loan Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Loan Period shall end on the immediately preceding New York Banking Day; or (b) if any Loan Period begins on the last New York Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Loan Period), then the Loan Period shall end on the last New York Banking Day of the calendar month at the end of such Loan Period. The term "Interest Differential" shall mean that sum equal to the greater of zero or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Loan or Money Market Rate
Loan) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan or Money Market Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan.

In the event the Borrower does not timely select another interest rate option at least two New York Banking Days before the end of the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan, the Bank may at any time after the end of the Loan Period convert the LIBOR Rate Loan or Money Market Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the LIBOR Rate Loan or Money Market Rate Loan shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Rate Loan or Money Market Rate Loan prior to the end of the Loan Period.

The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR Rate Loan and each Money Market Rate Loan shall be in a minimum principal amount of $100,000.

Dated as of:  SEPTEMBER 30, 2004

(Individual Borrower)                   OUTDOOR CHANNEL HOLDINGS, INC.
                                        ----------------------------------------
                                        Borrower Name (Organization)

                                        a DELAWARE Corporation

Borrower Name  N/A                      By /s/ William A. Owen
                                        Name and Title  WILLIAM A. OWEN, CFO

                                        By

Borrower Name  N/A                      Name and Title

                           REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (the "Agreement") is made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date set forth on the last page of this Agreement.

                                ARTICLE I. LOANS

1.1 REVOLVING CREDIT LOANS. From time to time prior to SEPTEMBER 5, 2005 (the "MATURITY DATE") or the earlier termination hereof, the Borrower may borrow from the Sank for working capital purposes up to the aggregate principal amount outstanding at any one time of the lesser of (i) $5,000,000.00 (the "Loan Amount"), less letters of credit issued by the Bank, or (ii) if applicable, the BORROWING BASE (defined below). All revolving loans hereunder will be evidenced by a single promissory note of the Borrower payable to the order of the Bank in the principal amount of the Loan Amount (the "Note"). Although the Note will be expressed to be payable in the full Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein. In the event that the principal amount outstanding under the Note exceeds the Borrowing Base at anytime, the Borrower will immediately, without request, prepay an amount sufficient to eliminate such excess.

1.2 BORROWING BASE. The Borrowing Base will be an amount equal to the sum of (i) n/a% of the face amount of Eligible Accounts, and (ii) the lesser of $n/a or n/a% of the Borrower's cost of Eligible Inventory, as such cost may be diminished as a result of any event causing loss or depreciation in value of Eligible Inventory less (iii) the current outstanding loan balance on note(s) in the original amount(s) of $n/a and less (iv) undrawn amounts of outstanding letters of credit issued by Bank or any affiliate thereof. The Borrower will provide the Bank with information regarding the Borrowing Base in such form and at such times as the Bank may request. The terms used in this Section 1.2 will have the meanings set forth in a supplement entitled "Financial Definitions," a copy of which the Borrower acknowledges having received with this Agreement and which is incorporated herein by reference.

1.3 ADVANCES AFTER MATURITY OR IN EXCESS OF MAXIMUM LOAN AMOUNT. The Bank shall have no obligation whatsoever, and the Bank has no present intention, to make any advance after the Maturity Date or which would cause the principal amount outstanding under this Agreement to exceed the maximum loan amount or any other limitations on advances stated in this Agreement. Notwithstanding the foregoing, the Bank may from time to time, in its sole and absolute discretion, agree to make an advance after the Maturity Date or which would cause the principal amount of advances outstanding under this Agreement to exceed the maximum loan amount or any of the other limitations on advances. The Borrower is and shall be and remain unconditionally liable to the Bank for the amount of all advances, including, without limitation, advances in excess of the maximum loan amount or any other limitation on advances and advances made after the Maturity Date. Immediately upon the Bank's demand, the Borrower shall pay to the Bank the amount of any advances made after the Maturity Date or in excess of the maximum loan amount or any other limitation on advances contained in this Agreement, together with interest on the principal amount of such excess advances, for so long as such advances are outstanding, at the highest interest rate from time to time in effect for such advances. Any such advances shall not be deemed an extension of this Agreement nor an increase in the maximum loan amount available for borrowing under this Agreement.

1.4 ADVANCES AND PAYING PROCEDURE. The Bank is authorized and directed to credit any of the Borrower's accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal, interest or expenses due under the Note or other amount due hereunder on the due date with respect thereto. If, upon any request by the Borrower to the Bank to issue a wire transfer, there is an inconsistency between the name of the recipient of the wire and its identification number as specified by the Borrower, the Bank may, without liability, transmit the payment via wire based solely upon the identification number.

1.5 CLOSING Fee. The Borrower will pay the Bank a one-time closing fee of $n/a contemporaneously with execution of this Agreement. This fee is in addition to all other fees, expenses and other amounts due hereunder.

1.6 LOAN FACILITY FEE. The Borrower will pay a loan facility fee equal to:

     [ ] $n/a     per annum, payable annually in advance; (or)
     [ ]  n/a     % per annum of the Loan Amount, payable annually in advance;
                  (or)
     [ ]  n/a     % per annum of the difference between the Loan Amount and the actual daily unpaid principal amount of the Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity;
                  (or)

     [ ]  n/a     % per annum of the actual daily unpaid principal amount of the Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity.

The loan facility fee is payable for the entire period that this Agreement is in effect, regardless of whether any amounts are outstanding hereunder AT any given time.

1.7 EXPENSES AND ATTORNEYS' FEES. Upon demand, the Borrower will immediately reimburse the Bank and any Participant (defined below) for all attorneys' fees and all other costs, fees and out-of-pocket disbursements incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents (defined below), including attorneys' fees and all other costs and fees (a) incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, (b) incurred in any bankruptcy proceeding and
(c) related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank's lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection, including all attorneys' fees, before and after judgment, and the costs of preservation and/or liquidation of any collateral.

1.8 COMPENSATING BALANCES. The Borrower will maintain on deposit with the Bank in non-interest bearing accounts average daily collected balances, in excess of that required to support account activity and other credit facilities extended to the Borrower by the Bank, an amount at least equal to the sum of (i) $n/a and
(ii) n/a% of the Loan Amount as computed on a monthly basis. if the Borrower fails to keep and maintain such balances, it will pay a deficiency fee, payable within five days after receipt of a statement therefor calculated on the amount by which the Borrower's average daily balances are less than the requirements set forth above, computed at a rate equal to the rate set forth in the Note.

1.9 CONDITIONS TO BORROWING. The Bank will not be obligated to make (or continue to make) advances hereunder unless (i) the Bank has received executed originals of the Note and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in
Article Ill (collectively with this Agreement the "Loan Documents"), in form and content satisfactory to the Bank; (ii) if the loan is secured, the Bank has received confirmation satisfactory to it that the Bank has a properly perfected security interest, mortgage or lien, with the proper priority; (iii) the Bank has received certified copies of the Borrower's governance documents and certification of entity status satisfactory to the Bank and all other relevant documents; (iv) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) if required by the Bank, the Bank has been provided with an Opinion of the Borrower's counsel in form and content satisfactory to the Bank confirming the matters outlined in Section 2.2 and such other matters as the Bank requests; (vi) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank; and (vii) all proceedings taken in connection with the transactions contemplated by this Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to the Bank and its counsel.

                      ARTICLE II. WARRANTIES AND COVENANTS

While any part of the credit granted to the Borrower under this Agreement or the other Loan Documents is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower continuously warrants and agrees as follows:

2.1 ACCURACY OF INFORMATION. All information, certificates or statements given to the Bank pursuant to this Agreement and the other Loan Documents will be true and complete when given.

2.2 ORGANIZATION AND AUTHORITY; LITIGATION. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms. The execution, delivery and performance of this Agreement and all other Loan Documents to which the Borrower is a party (i) are within the borrower's power; (ii) have been duly authorized by all appropriate entity action; (iii) do not require the approval of any governmental agency; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. If the Borrower is not an individual, the Borrower is validly existing and in good standing under the laws of its state of organization, has all requisite power and authority and possesses all licenses necessary to conduct its business and own its properties. There is no litigation or administrative proceeding threatened or pending against the Borrower which would, if adversely determined, have a material adverse effect on the Borrowers financial condition or its property.

2.3 EXISTENCE; BUSINESS ACTIVITIES; ASSETS; CHANGE OF CONTROL. The Borrower will
(i) preserve its existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, acquire another entity or merge or consolidate with or into another entity or change its form of organization; (iv) not amend its organizational documents in any manner that may conflict with any term or condition of the Loan Documents; and (v) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets. Other than the transfer to a trust beneficially controlled by the transferor, no event shall occur which causes or results in a transfer of majority ownership of the Borrower while any Obligations are outstanding or while the Bank has any obligation to provide funding to the Borrower.

2.4 USE OF PROCEEDS; MARGIN STOCK; SPECULATION. Advances by the Bank hereunder will be used exclusively by the Borrower for working capital and other regular and valid purposes. The Borrower will not, without the prior written consent of the Bank, redeem, purchase, or retire any of the capital stock or declare or pay any dividends, or make any other payments or distributions of a similar type or nature including withdrawal distributions. The Borrower will not use any of the loan proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

2.5 ENVIRONMENTAL MATTERS. Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "ENVIRONMENTAL LAWS"). The term "HAZARDOUS SUBSTANCES" will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. The Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that the Borrower (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "REMEDIAL ACTION"); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed on the Borrower's environmental questionnaire provided to the Bank, there are not now, nor to the Borrower's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To the Borrower's knowledge, there are no proposed or pending changes in Environmental

Laws which would adversely affect the Borrower or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject the Borrower to Remedial Action or other liability. The Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

2.6 COMPLIANCE WITH LAWS. The Borrower has complied with all laws applicable to its business and its properties, and has all permits, licenses and approvals required by such laws, copies of which have been provided to the Bank.

2.7 RESTRICTION ON INDEBTEDNESS. The Borrower will not create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) any indebtedness owing to the Bank and its affiliates, and
(ii) any other indebtedness outstanding on the date hereof, and shown on the Borrower's financial statements delivered to the Bank prior to the date hereof, provided that such other indebtedness will not be increased.

2.8 RESTRICTION ON LIENS. The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Borrower's property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (iii) liens in favor of the Bank and its affiliates; and (iv) other liens disclosed in writing to the Bank prior to the date hereof.

2.9 RESTRICTION ON CONTINGENT LIABILITIES. The Borrower will not guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar matters in the ordinary course of business.

2.10 INSURANCE. The Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to the Bank, including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers' compensation insurance; and will designate the Bank as loss payee with a "Lender's Loss Payable" endorsement on any casualty policies and take such other action as the Bank may reasonably request to ensure that the Bank will receive (subject to no other interests) the insurance proceeds on the Bank's collateral.

2.11 TAXES AND OTHER LIABILITIES. The Borrower will pay and discharge, when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

2.12 FINANCIAL STATEMENTS AND REPORTING. The financial statements and other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the Borrower's financial condition since such information was provided to the Bank. The Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may request; and (iii) without request, provide the Bank with management-prepared financial statements:

      [X] quarterly within 60 days of the end of each quarter;
      [ ] monthly within n/a days of the end of each month;

and annual audited financial statements prepared by an accounting firm acceptable to the Bank within 90 days of the end of each fiscal year.

2.13 INSPECTION OF PROPERTIES AND RECORDS; FISCAL YEAR. The Borrower will permit representatives of the Bank to visit and inspect any of the properties and examine any of the books and records of the Borrower at any reasonable time and as often as the Bank may reasonably desire. The Borrower will not change its fiscal year.

2.14 FINANCIAL STATUS. The Borrower will maintain at all times:

 (i)  Net Working Capital in the   (v) Capital Expenditures not to exceed $n/a
      amount of at least  $n/a         per fiscal year.

(ii)  Tangible Net Worth in the   (vi) Cash Flow Coverage Ratio of at least n/a.
      amount of at least $n/a

(iii) Debt to Worth Ratio of not (vii) Officers, Directors, Partners, Members,
      n/a and Management Salaries and Other Compensation not to exceed $n/a per fiscal year.

(iv)  Current Ratio of at least n/a.

The terms used in this Section 2.14 will have the meanings set forth in a supplement entitled "Financial Definitions," a copy of which the Borrower hereby acknowledges having received with this Agreement and which is incorporated herein by reference.

2.15 PAID-IN-FULL PERIOD. [X] If checked here, all revolving loans under this Agreement and the Note must be paid in full for a period of at least 30 consecutive days during each fiscal year.

                     ARTICLE III. COLLATERAL AND GUARANTIES

3.1 COLLATERAL. This Agreement and the Note are secured by any and all security interests, pledges, mortgages/deeds of trust (except any mortgage/deed of trust expressly limited by its terms to a specific obligation of Borrower to Bank) or liens now or hereafter in existence granted to the Bank to secure indebtedness of the Borrower to the Bank, including without limitation as described in the following documents:

[ ] Real Estate Mortgage(s)/Deed(s) of Trust dated______________________________
    covering real estate located at_____________________________________________
    ____________________________________________________________________________

[X] Security Agreement(s) dated 09/30/04
[ ] Possessory Collateral Pledge Agreement(s) dated_____________________________
[ ] Other_______________________________________________________________________
________________________________________________________________________________

3.2 GUARANTIES. This Agreement and the Note are guarantied by each and every guaranty now or hereafter in existence guarantying the indebtedness of the Borrower to the Bank (except for any guaranty expressly limited by its terms to a specific separate obligation of Borrower to the Bank) including, without limitation, the following:______________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

3.3 CREDIT BALANCES; SETOFF. As additional security for the payment of the obligations described in the Loan Documents and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the "OBLIGATIONS"), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank and the right to refuse to allow withdrawals from any account (collectively "SETOFF"). The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) Setoff against the Obligations WHETHER OR NOT THE OBLIGATIONS (INCLUDING FUTURE INSTALLMENTS) ARE THEN DUE OR HAVE BEEN ACCELERATED, ALL WITHOUT ANY ADVANCE OR CONTEMPORANEOUS NOTICE OR DEMAND OF ANY KIND TO THE BORROWER, SUCH NOTICE AND DEMAND BEING EXPRESSLY WAIVED.

The omission of any reference to an agreement in Sections 3.1 and 3.2 above will not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.

                              ARTICLE IV. DEFAULTS

4.1 DEFAULTS. NOTWITHSTANDING ANY CURE PERIODS DESCRIBED BELOW, THE BORROWER WILL IMMEDIATELY NOTIFY THE BANK IN WRITING WHEN THE BORROWER OBTAINS KNOWLEDGE OF THE OCCURRENCE OF ANY DEFAULT SPECIFIED BELOW. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

(a) NONPAYMENT. The Borrower shall fail to pay (i) any interest due on the Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of the Note when due.
(b) NONPERFORMANCE. The Borrower or any guarantor of Borrower's Obligations to the Bank ("Guarantor") shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this Section 4.1) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank
(c) MISREPRESENTATION. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.
(d) DEFAULT ON OTHER OBLIGATIONS. The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $10,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.
(e) JUDGMENTS. Any judgment shall be obtained against the Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.
(f) INABILITY TO PERFORM; BANKRUPTCY/INSOLVENCY. (i) The Borrower or any Guarantor shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower or any Guarantor; or (iv) the Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature; or (vi) if the Borrower is a limited liability company, any member thereof shall withdraw or otherwise become disassociated from the Borrower.

(g) ADVERSE CHANGE; INSECURITY. (i) There is a material adverse change in the business, properties, financial condition or affairs of the Borrower or any Guarantor, or in any collateral securing the Obligations; or (ii) the Bank in good faith deems itself insecure.

4.2 TERMINATION OF LOANS; ADDITIONAL BANK RIGHTS. Upon the Maturity Date or the occurrence of any of the events identified in Section 4.1, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve the Bank's interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower's expense; all without demand or notice of any kind, all of which are hereby waived.

4.3 ACCELERATION OF OBLIGATIONS. Upon the Maturity Date or the occurrence of any of the events identified in sections 4.1 (a) through 4.1(e) and 4.1(g), and the passage of any applicable cure periods, the bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under
Section 4.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents.

Nothing contained in Section 4.1, Section 4.2 or this section will limit the Bank's right to Setoff as provided in Section 3.3 or otherwise in this Agreement.

4.4 OTHER REMEDIES. Nothing in this Article IV is intended to restrict the Bank's rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.

                             ARTICLE V. OTHER TERMS

5.1 FINANCIAL DEFINITIONS SUPPLEMENT. If a Borrowing Base or covenants regarding financial status apply to this loan, the "Financial Definitions" Supplement identified in Sections 1.2 and 2.14 of this Agreement is hereby incorporated into this Agreement The Borrower acknowledges receiving a copy of such Supplement.

5.2 ADDITIONAL TERMS; ADDENDUM/SUPPLEMENTS. The warranties, covenants, conditions and other terms described in this Section and/or in the Addendum and/or other attached document(s) referenced in this Section are incorporated into this Agreement:

    SEE ATTACHED ADDENDUM_______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                            ARTICLE VI. MISCELLANEOUS

6.1 DELAY; CUMULATIVE REMEDIES. No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

6.2 RELATIONSHIP TO OTHER DOCUMENTS. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.

6.3 SUCCESSORS. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank, including without limitation any purchaser of any or all of the rights and obligations of the Bank under the Note and the other Loan Documents. The Borrower may not assign its rights or obligations under this Agreement or any other Loan Documents without the prior written consent of the Bank.

6.4 DISCLOSURE. The Bank may, in connection with any sale or potential sale of all or any interest in the Note and other Loan Documents, disclose any financial information the Bank may have concerning the Borrower to any purchaser or potential purchaser. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any Guarantor or any other third party, disclose information about the Borrower and this loan to any Guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors, sureties or other accommodation parties advised of its financial condition and other matters which may be relevant to their obligations to the Bank.

6.5 INDEMNIFICATION. Except for harm arising from the Bank's willful misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, the Borrower's failure to perform its obligations relating to Environmental Matters described in Section 2.5 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank.

6.6 NOTICE OF CLAIMS AGAINST BANK; LIMITATION OF CERTAIN DAMAGES. In order to allow the Bank to mitigate any damages to the Borrower from the Bank's alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank immediate written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to the Bank represents the parties' agreed-to standard of performance regarding claims against the Bank. Notwithstanding any claim that the Borrower may have against the Bank, and regardless of any notice the Borrower may have given the Bank, the Bank will not be liable to the Borrower for consequential and/or special damages arising therefrom, except those damages arising from the Bank's willful misconduct.

6.7 NOTICES. Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

6.8 PAYMENTS. Payments due under the Note and other Loan Documents will be made in lawful money of the United States. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the BANK elects.

6.9 APPLICABLE LAW AND JURISDICTION; INTERPRETATION; JOINT LIABILITY; SEVERABILITY. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the State of California, except to the extent superseded by federal law. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK'S BRANCH WHERE THE LOAN WAS ORIGINATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Bank's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Bank's receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to "Borrower" will be deemed to refer to all Borrowers. Invalidity of any provision of this Agreement shall not affect the validity of any other provision.

6.10 COPIES; ENTIRE AGREEMENT; MODIFICATION. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. This Agreement is a "transferable record" as defined in applicable law relating to electronic transactions. Therefore, the holder of this Agreement may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Agreement that is an authoritative copy as defined in such law. The holder of this Agreement may store the authoritative copy of such Agreement in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

IMPORTANT: READ BEFORE SIGNING. THE TERMS 0F THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK, WHICH OCCURS AFTER RECEIPT BY BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

6.11 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

6.12 ATTACHMENTS. ALL DOCUMENTS ATTACHED HERETO, INCLUDING ANY APPENDICES, SCHEDULES, RIDERS, AND EXHIBITS TO THIS AGREEMENT, ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE.

IN WITNESS WHEREOF, the undersigned have executed this REVOLVING CREDIT AGREEMENT as of SEPTEMBER 30, 2004

(Individual Borrower)                   OUTDOOR CHANNEL HOLDINGS, INC.
                                        ----------------------------------------
                                        Borrower Name (Organization)

                                        a DELAWARE Corporation

Borrower Name  N/A                      By /s/ William A. Owen
                                        Name and Title  WILLIAM A. OWEN, CFO

                                        By

Borrower Name  N/A                      Name and Title

                                        U.S. BANK N.A.

                                        By /s/ Maureen K. Sullivan

                                        Name and Title MAUREEN K. SULLIVAN,
                                                       VICE PRESIDENT

Borrower Address: 43445 BUSINESS PARK DRIVE, SUITE 113, TEMECULA, CA 92590 Borrower Telephone No.: ________________________________________________________

                          BUSINESS SECURITY AGREEMENT

     This Business Security Agreement ("AGREEMENT") is made and entered into by the undersigned borrower, guarantor and/or other obligor/pledgor (the "DEBTOR") in favor of U.S. BANK N.A., 555 SW OAK, PORTLAND, OR 97204 (the "BANK") as of the date set forth on the last page of this Agreement.

                          ARTICLE I. SECURITY INTEREST

     1.1 GRANT OF SECURITY INTEREST. Debtor hereby grants a security interest in and collaterally assigns the Collateral (defined below) to Bank to secure all of Debtor's Obligations (defined below) to Bank. The intent of the parties hereto is that the Collateral secures all Obligations of Debtor to Bank, whether or not such Obligations exist under this Agreement or any other agreements, whether now or hereafter existing, between Debtor and Bank or in favor of Bank, including, without limitation, any note, any loan or security agreement, any lease, any mortgage, deed of trust or other pledge of an interest in real or personal property, any guaranty, any letter of credit or banker's acceptance, any agreement for any other services or credit extended by Bank to Debtor even though not specifically enumerated herein, and any other agreement with Bank (together and individually, the "Loan Documents").

     1.2 "COLLATERAL" means all of the following whether now owned or existing or hereafter acquired by Debtor (or by Debtor with spouse), wherever located (including all documents, general intangibles, additions and accessions, spare and repair parts, special tools, replacements, returned or repossessed goods and books and records relating to the following; and all proceeds, supporting obligations and products of the following) [CHECK ALL THAT APPLY]:

[X] All accounts, instruments, documents, chattel paper, general intangibles, contract rights, investment property (including any securities entitlements and/or securities accounts held by Debtor), certificates of deposit, deposit accounts, and letter of credit rights; and

[X]  inventory; and

[X]  All equipment; and

[ ]  All fixtures; and

[ ] Specific Collateral (the following, whether constituting instruments, chattel paper, general intangibles, equipment, accounts, inventory, fixtures or other collateral):
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

In the event only the first three boxes are checked, Debtor acknowledges and agrees that the foregoing collateral description covers all assets (except fixtures) of Debtor. Bank may at any time and from time to time file financing and continuation statements and amendments thereto reflecting the same.

     1.3 "OBLIGATIONS" means all Debtor's debts (except for consumer credit if Debtor is a natural person), liabilities, obligations, covenants, warranties, and duties to Bank (plus its affiliates including any credit card debt, but specifically excluding any type of consumer credit), whether now or hereafter existing or incurred, whether liquidated or unliquidated, whether absolute or contingent, whether arising out of the Loan Documents or otherwise, and all other debts and obligations due Bank under any lease, agricultural, real estate or other financing transaction and regardless of whether such financing is related in time or type to the financing provided at the time of grant of this security interest, and regardless of whether such Obligations arise out of existing or future credit granted by Bank to any Debtor, to any Debtor and others, to others guaranteed, endorsed or otherwise secured by any Debtor or to any debtor-in-possession or other successor-in-interest of any Debtor, and including principal, interest, fees, expenses and charges relating to any of the foregoing.

     1.4 OTHER DEFINITIONS. Unless otherwise defined, the terms set forth in this Agreement shall have the meanings set forth in the Uniform Commercial Code as adopted in the Loan Documents and as amended from time to time. The defined terms hereunder shall be interpreted in a manner most favorable to Bank.

                      ARTICLE 11. WARRANTIES AND COVENANTS

In addition to all other warranties and covenants of Debtor under the Loan Documents which are expressly incorporated herein as part of this Agreement and while any part of the credit granted Debtor under the Loan Documents is available or any Obligations of Debtor to Bank are unpaid or outstanding, Debtor continuously warrants and agrees as follows:

     2.1 DEBTOR'S NAME, LOCATION; NOTICE OF LOCATION CHANGES. Except as otherwise disclosed to Bank in writing, Debtor's name and organizational structure have remained the same during the past five (5) years. Debtor will continue to use only the name set forth with Debtor's signature unless Debtor gives Bank prior written notice of any change. Furthermore, Debtor shall not do business under another name nor use any trade name without giving ten (10) days prior written notice to Bank. Debtor will not change its status or organizational structure without the prior written consent of Bank. Debtor will not change its location or registration (if Debtor is a registered organization) to another state without prior written notice to Bank. The address appearing in the Article 9 Certificate, if any, is Debtor's chief executive office (or residence if Debtor is a sole proprietor).

     2.2 STATUS OF COLLATERAL. All Collateral is genuine and validly existing. Except for items of insignificant value or as otherwise reflected in writing by Debtor to Bank under a borrowing base or otherwise, (i) Collateral constituting inventory, equipment and fixtures is in good condition, not obsolete and is either currently saleable or usable; and (ii) Collateral constituting accounts, contract rights, notes, chattel paper and other third-party obligations to pay is fully enforceable in accordance with its terms and not subject to return, dispute, setoff, credit allowance or adjustment, except for discounts for prompt payment. Unless Debtor provides Bank with written notice to the contrary, Debtor has no notice or knowledge of anything that Would impair the ability of any third-party obligor to pay any debt to Debtor when due.

   2.3 OWNERSHIP; MAINTENANCE OF COLLATERAL; RESTRICTIONS ON LIENS AND DISPOSITIONS. Debtor is the sole owner of the Collateral free of all liens, claims, other encumbrances and security interests except as permitted in writing by Bank. Debtor shall: (i) maintain the Collateral in good condition and repair (reasonable wear and tear excepted), and not permit its value to be impaired;
(ii) not permit waste, removal or loss of identity of the Collateral; (iii) keep the Collateral free from all liens, executions, attachments, claims, encumbrances and security interests (other than Bank's paramount security interest and those permitted in writing by Bank); (iv) defend the Collateral against all claims and legal proceedings by persons other than Bank; (v) pay and discharge when due all taxes, levies and other charges or lees upon the Collateral except for payment of taxes contested by Debtor in good faith by appropriate proceedings so long as no levy or lien has been imposed upon the Collateral; (vi) not lease, sell or transfer the Collateral to any party nor move it to any new location outside of the ordinary course of business; (vii) not permit the Collateral, without the consent of Bank, to become a fixture or an accession to other goods; (viii) not permit the Collateral td be used in violation of any applicable law, regulation or policy of insurance; and, (ix) as to the Collateral consisting of instruments and chattel paper, preserve Bank's rights in it against all other parties. Notwithstanding the above, Debtor may sell, lease or transfer inventory in the ordinary course of its business provided that no sale, lease or transfer shall include any transfer or sale in satisfaction (partial or complete) of a debt owed by Debtor; title WILL not pass to buyer until Debtor physically delivers the goods to buyer or Debtor ships the goods F.O.B. to buyer's destination; and sales and/or leases to Debtor's affiliates shall be for fair market value, cash on delivery, with the proceeds remitted to Bank.

     2.4 MAINTENANCE OF SECURITY INTEREST; PURCHASE MONEY SECURITY INTERESTS. Debtor shall take any action requested by Bank to preserve the Collateral and to establish the value of, the priority of, to perfect, to continue the perfection of or to enforce Bank's interest in the Collateral and Bank's rights under this Agreement; and shall pay all costs and expenses related thereto. Debtor shall also cooperate with Bank in obtaining control (for purposes of perfection under the Uniform Commercial Code) of Collateral consisting of deposit accounts, investment property, letter of credit rights, electronic chattel paper and any other collateral where Bank may obtain perfection through control. Debtor hereby authorizes Bank to take any and all actions described above and in place of Debtor with respect to the Collateral and hereby ratifies any such actions Bank has taken prior to the date of this Agreement and hereafter, which actions may include, without limitation, filing UCC financing statements and obtaining or attempting to obtain control agreements from holders of the Collateral. Debtor and Bank intend to maintain the full effect of any purchase money security interest granted in favor of Bank notwithstanding the fact that the Collateral so purchased is also pledged as security for other Obligations under the Loan Documents.

     2.5 COLLATERAL INSPECTIONS; MODIFICATIONS AND CHANGES IN COLLATERAL. At reasonable times, Bank may examine the Collateral and Debtor's records pertaining to it, wherever located, and make copies of such records at Debtor's expense; and Debtor shall assist Bank in so doing. Without Bank's prior written consent, Debtor shall not alter, modify, discount, extend, renew or cancel any Collateral, except for ordinary discounts for prompt payment on accounts, physical modifications to the inventory occurring in the manufacturing process or alterations to equipment which do not materially affect its value. Debtor shall promptly notify Bank in writing of any material change in the condition of the Collateral and of any change in location of the Collateral.

     2.6 COLLATERAL RECORDS, REPORTS AND STATEMENTS. Debtor shall keep accurate and complete records respecting the Collateral in such form as Bank may approve. At such times as Bank may require, Debtor shall furnish to Bank any records/information Bank might require, including, without limitation, a statement certified by Debtor and in such form and containing such information as may be prescribed by Bank showing the current status and value of the Collateral.

     2.7 CHATTEL PAPER, INSTRUMENTS, ETC. Chattel paper, instruments, drafts, notes, acceptances, and other documents which constitute Collateral shall be on forms satisfactory to Bank. Debtor shall promptly mark chattel paper to indicate conspicuously Bank's security interest therein, shall not deliver any chattel paper or negotiable instruments to any other entity and, upon request, shall deliver all original chattel paper, instruments, drafts, notes, acceptances and other documents which constitute Collateral to Bank.

     2.8 UNITED STATES GOVERNMENT CONTRACTS. If any accounts or contract rights arose out of contracts with the United States or any of its departments, agencies or instrumentalities, Debtor shall promptly notify Bank and execute any writings required by Bank so that all money due or to become due under such contracts shall be assigned to Bank under the Federal Assignment of Claims Act.

     2.9 ENVIRONMENTAL MATTERS. Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by Debtor of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "ENVIRONMENTAL LAWS"). The term "HAZARDOUS SUBSTANCES" shall mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. Debtor is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that Debtor (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "REMEDIAL ACTION"); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. There are not now, nor to Debtor's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by Debtor during the periods that Debtor owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To Debtor's knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect Debtor or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject Debtor to Remedial Action or other liability. Debtor currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by Debtor or Remedial Action or other response by or on the part of Debtor under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from Debtor for an alleged violation of Environmental Laws.

     2.10 INSURANCE. Debtor will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to Bank, including insurance for fire and other risks insured against by extended or comprehensive coverage, public liability insurance and workers' compensation insurance; and will designate Bank as loss payee with a "Lender's Loss Payable" endorsement on any casualty policies and take such other action as Bank may reasonably request to ensure that Bank will receive (subject to no other interests) the insurance proceeds of the Collateral. Debtor hereby assigns all insurance proceeds to and irrevocably directs, while any Obligations remain unpaid, any insurer to pay to Bank the proceeds of all such insurance and any premium refund; and authorizes Bank to endorse Debtor's name to effect the same, to make, adjust or settle, in Debtor's name, any claim on any insurance policy relating to the Collateral; and, at the option of Bank, to apply such proceeds and refunds to the Obligations or to restoration of the Collateral, returning any excess to Debtor. In the event of any failure of the Debtor to obtain or maintain any insurance required hereunder, the Bank shall have the authority, but not the obligation, to obtain any such insurance coverage, and the Debtor shall immediately reimburse the Bank for the cost thereof, together with interest on such amount at the highest rate of interest then accruing on any of the Obligations.

                     ARTICLE III. RIGHTS AND DUTIES OF BANK

     In addition to all other rights (including setoff) and duties of Bank under the Loan Documents which are expressly incorporated herein as a part of this Agreement, the following provisions shall also apply:

     3.1 AUTHORITY TO PERFORM FOR DEBTOR. Debtor presently appoints any officer of Bank as Debtor's attorney-in-fact (coupled with an interest and irrevocable while any Obligations remain unpaid) to do any of the following upon default by Debtor hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between Debtor and Bank): (i) to file, endorse or place the name of Debtor on any invoice or document of title relating to accounts, drafts against customers, notices to customers, notes, acceptances, assignments of government contracts, instruments, financing statements, checks, drafts, money orders, insurance claims or payments or other documents evidencing payment or a security interest relating to the Collateral; (ii) to receive, open and dispose of all mail addressed to Debtor and to notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to an address designated by Bank; (iii) to do all such other acts and things necessary to carry out Debtor's duties under this Agreement and the other Loan Documents; and (iv) to perfect, protect and/or realize upon Bank's interest in the Collateral. If the Collateral includes funds or property in depository accounts, Debtor authorizes each of its depository institutions to remit to Bank, without liability to Debtor, all of Debtor's funds on deposit with such institution upon written direction by Bank after default by Debtor hereunder. All acts by Bank are hereby ratified and approved, and Bank shall not be liable for any acts of commission or omission, nor for any errors of judgment or mistakes of fact or law.

     3.2 VERIFICATION AND NOTIFICATION; BANK'S RIGHTS. Bank may verify Collateral in any manner, and Debtor shall assist Bank in so doing. Upon the occurrence of a default hereunder, Bank may at anytime and Debtor shall, upon request of Bank, notify the account debtors to make payment directly to Bank; and Bank may enforce collection of, sell, settle, compromise, extend or renew the indebtedness of such account debtors; all without notice to or the consent of Debtor. Until account debtors are so notified, Debtor, as agent of Bank, shall make collections on the Collateral. Bank may at any time notify any bailee possessing Collateral to turn over the Collateral to Bank.

     3.3 COLLATERAL PRESERVATION. Bank shall use reasonable care in the custody and preservation of any Collateral in its physical possession but in determining such standard of reasonable care, Debtor expressly acknowledges that Bank has no duty to: (i) insure the Collateral against hazards; (ii) ensure that the Collateral will not cause damage to property or injury to third parties; (iii) protect it from seizure, theft or conversion by third parties, third parties' claims or acts of God; (iv) give to Debtor any notices received by Bank regarding the Collateral; (v) perfect or continue perfection of any security interest in favor of Debtor; (vi) perform any services, complete any work-in-process or take any other action in connection with the management or maintenance of the Collateral; or (vii) sue or otherwise effect collection upon any accounts even if Bank shall have made a demand for payment upon individual account debtors. Notwithstanding any failure by Bank to use reasonable care in preserving the Collateral, Debtor agrees that Bank shall not be liable for consequential or special damages arising therefrom.

     3.4 SETOFF. As additional security for the payment of the Obligations, Debtor hereby grants to Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of Debtor .now or hereafter in the possession of Bank and the right to refuse to allow withdrawals from any account (collectively "Setoff"). Bank may, at anytime upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between Debtor or Borrower and Bank), Setoff against the Obligations WHETHER OR NOT THE OBLIGATIONS (INCLUDING FUTURE INSTALLMENTS) ARE THEN DUE OR HAVE BEEN ACCELERATED, ALL WITHOUT ANY ADVANCE OR CONTEMPORANEOUS NOTICE OR DEMAND OF ANY KIND TO DEBTOR, SUCH NOTICE AND DEMAND BEING EXPRESSLY WAIVED.

                        ARTICLE IV. DEFAULTS AND REMEDIES

     4.1 DEFAULTS. Bank may enforce its rights and remedies under this Agreement upon default. A default shall occur if Debtor fails to comply with the terms of any Loan Documents (including this Agreement or any guaranty by Debtor), a demand for payment is made under a demand loan, or any other obligor fails to comply with the terms of any Loan Documents for which Debtor has given Bank a guaranty or pledge.

     4.2 CUMULATIVE REMEDIES; NOTICE; WAIVER. In addition to the remedies for default set forth in the Loan Documents, Bank upon default shall have all other rights and remedies for default provided by the Uniform Commercial Code, as well as any other applicable law and this Agreement, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO REPOSSESS, RENDER UNUSABLE AND/OR DISPOSE OF THE COLLATERAL WITHOUT JUDICIAL PROCESS. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Bank would otherwise have. With respect to such rights and remedies:

     (a) ASSEMBLING COLLATERAL; STORAGE; USE OF DEBTOR'S NAME/OTHER PROPERTY. BANK MAY REQUIRE DEBTOR TO ASSEMBLE THE Collateral and to make it available to Bank at any convenient place designated by Bank. Debtor recognizes that Bank will not have an adequate remedy in Law if this obligation is breached and accordingly, Debtor's obligation to assemble the Collateral shall be specifically enforceable. Bank shall have the right to take immediate possession of said Collateral and Debtor irrevocably authorizes Bank to enter any OF THE premises wherever said Collateral shall be located, and TO store, repair, maintain, assemble, manufacture, advertise and sell, lease or dispose of (by public sale or otherwise) the same on said premises until sold, all without charge or rent to Bank. Bank is hereby granted an irrevocable license to use, without charge, Debtor's equipment, inventory, labels, patents, copyrights, franchises, names, trade secrets, trade names, trademarks and advertising matter and any property of a similar nature; and Debtor's rights under all licenses and franchise agreements shall inure to Bank's benefit. Further, Debtor releases Bank from obtaining a bond or surety with respect to any repossession and/or disposition of the Collateral.

     (b) NOTICE OF DISPOSITION. Written notice, when required by law, sent to any address of Debtor in this Agreement, at least five (5) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice but less notice may be reasonable under the circumstances. Notification to account debtors by Bank shall not be deemed a disposition of the Collateral. Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

     (c) POSSESSION OF COLLATERAL/COMMERCIAL REASONABLENESS. Bank shall not, at any time, be obligated to either take or retain possession or control of the Collateral. With respect to Collateral in the possession or control of Bank, Debtor and Bank agree that as a standard for determining commercial reasonableness, Bank need not liquidate, collect, sell or otherwise dispose of any of the Collateral if Bank believes, in good faith, that disposition of the Collateral would not be commercially reasonable, would subject Bank to third-party claims or liability, that other potential purchasers could be attracted or that a better price could be obtained if Bank held the Collateral for up to 2 years. Bank may sell Collateral without giving any warranties and may specifically disclaim any warranties of title or the like. Furthermore, Bank may sell the Collateral on credit (and reduce the Obligations only when payment is received from the buyer), at wholesale and/or with or without an agent or broker; and Bank need not complete, process, repair, clean-up or otherwise prepare the Collateral prior to disposition. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Debtor shall be credited with the cash proceeds of the sale. Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

     (d) WAIVER BY DEBTOR. Bank has no obligation and Debtor waives any obligation to attempt to satisfy the Obligations by collecting the obligations from any third parties and Bank may release, modify or waive any collateral provided by any third party to secure any of the Obligations, all without affecting Bank's rights against Debtor. Debtor further waives any obligation on the part of Bank to marshal any assets in favor of Debtor or in payment of the Obligations. Notwithstanding any provisions in this Agreement or any other agreement between Debtor and Bank, Debtor does not waive any statutory rights except to the extent that the waiver thereof is permitted by law.

     (e) WAIVER BY BANK. Bank may permit Debtor to attempt to remedy any default without waiving its rights and remedies hereunder, and Bank may waive any default without waiving any other subsequent or prior default by Debtor. Furthermore, delay on the part of Bank in exercising any right, power or privilege hereunder or at law shall not operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. No waiver or suspension shall be deemed to have occurred unless Bank has expressly agreed in WRITING specifying such waiver or suspension.

                            ARTICLE V. MISCELLANEOUS

     ALL OTHER PROVISIONS IN THE LOAN DOCUMENTS ARE EXPRESSLY INCORPORATED AS A PAD OF THIS AGREEMENT.

     5.1 DEPOSIT WITH BANK. At any time upon default, Bank may require that all proceeds of Collateral received by Debtor shall be held by Debtor upon an express trust for Bank, shall not be commingled with any other funds or property of Debtor and shall be turned over to Bank in precisely the form received (but endorsed by Debtor, if necessary for collection) not later than the business day following the day of their receipt. All proceeds of Collateral received by Bank directly or from Debtor shall be applied against the Obligations in such order and at such times as Bank shall determine.

     5.2 ATTACHMENTS. ALL DOCUMENTS ATTACHED HERETO, INCLUDING ANY APPENDICES, SCHEDULES, RIDERS, AND EXHIBITS TO THIS AGREEMENT, ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE.

     IN WITNESS WHEREOF, THE UNDERSIGNED HAS/HAVE EXECUTED THIS BUSINESS SECURITY AGREEMENT AS OF SEPTEMBER 30, 2004.

(Individual Borrower)                   OUTDOOR CHANNEL HOLDINGS, INC.
                                        ----------------------------------------
                                        Borrower Name (Organization)

                                        a DELAWARE Corporation

Borrower Name  N/A                      By /s/ William A. Owen
                                        Name and Title  WILLIAM A. OWEN, CFO

                                        By

Borrower Name  N/A                      Name and Title

                   INSURANCE COVERAGE FOR THE BENEFIT OF BANK

TO: INSURANCE AGENT                         OWNER:

                                            OUTDOOR CHANNEL HOLDINGS, INC.
--------------------------------            ------------------------------------
Policy Number                               Name

                                            43445 BUSINESS PARK DRIVE, SUITE 113
--------------------------------            ------------------------------------
Telephone Number                            Address

                                            TEMECULA, CA  92590
--------------------------------            ------------------------------------
Insurance Company Name                      City              State     Zip Code

--------------------------------
Insurance Agent's Name

--------------------------------
Address

--------------------------------
City      State        Zip Code

As set forth below, this is a request and authorization that you name "U.S. BANK N.A." (the "BANK") as "Lenders Loss Payee" and/or "Mortgagee Payee" under our property coverage from _________________________________________________________
(insert name of insurance company) as follows:

                      [FILL OUT THE APPROPRIATE SECTIONS]

[X] Lenders Loss Payee on all our tangible personal property in the minimum amount of $5,000,000.00 and on any Business Interruption Insurance we have bound.

[ ] Lenders Loss Payee on that equipment described below or on the attached sheet in the minimum amount of $___________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

[ ] Lenders Loss Payee on motor vehicles up to their insurable value, as described below or on the attached sheet.

     ______________    ______________    ______________    __________________
         Year              Make              Model          VIN/Serial Number

     ______________    ______________    ______________    __________________
         Year              Make              Model          VIN/Serial Number

[ ] Mortgagee Payee on real estate at the following locations with coverage in the amounts specified:

    ______________________________________________________   $__________________
    Address                 City             State            Amount of Coverage

    ______________________________________________________   $__________________
    Address                 City             State            Amount of Coverage

    ______________________________________________________   $__________________
    Address                 City             State            Amount of Coverage

The Bank will require a binder or certificate showing such coverage and listing the Bank as LENDERS LOSS PAYEE and/or MORTGAGEE PAYEE as stated above, or, alternatively, please provide the Bank with language from the policy showing its "Lender Loss Payee" and/or "Mortgagee payee" coverage. Such coverage should insure that the Bank is paid in the event of loss despite any neglect on our part, and that the Bank is given prior notice of cancellation.

Lastly, the Bank requires that there be no other loss payee and/or mortgagee payee on its collateral without its consent. If there presently exists any other loss payee and/or mortgagee payee on such collateral, please itemize such parties and their insured collateral on a separate attachment.

Please send the binder/certificate and any       U.S. BANK N.A.
applicable loss payee/mortgagee list to:         -------------------------------
                                                 Attn: Corporate Loan Servicing
                                                  Center-Commercial Collateral
                                                 #6517384088
                                                 P.O. Box 5308
                                                 Portland, OR 97228-5308

Please direct any questions regarding this request to _____________. Thank you for your assistance.

                                        OUTDOOR CHANNEL HOLDINGS, INC.
                                        ----------------------------------------
                                        (Owner Name)

                                        By:
                                            ------------------------------------
                                            (Owner's Signature_

                                        Name and Title: WILLIAM A. OWEN, CFO
                                                        ------------------------
                                                        (For Company Only)

                        ADDENDUM TO REVOLVING CREDIT NOTE

This Addendum is made part of the Revolving Credit Note (the "NOTE") by the undersigned borrower (the "Borrower") in favor of U.S. Bank N. A:(the "Bank") AS of the date identified below. The warranties, covenants and other terms described below are hereby added to the Note.

AMENDED AND RESTATED NOTE. This Amended and Restated Note (this "Note") is issued as an amendment and restatement of, but not in payment of, Borrower's promissory note dated 09/30/04, payable to the order of the Bank in the original principal amount of $5,000,000.00, as amended, supplemented, extended or otherwise modified (the "Original Note"). If the existing principal balance of the Original Note exceeds the stated principal amount of this Note, then concurrently with the delivery of this Note, Borrower shall pay to Bank an amount sufficient to reduce said principal amount to the stated principal amount of this Note. All interest accrued but unpaid on the Original Note shall be due and payable in full on the first interest payment date under this Note. All agreements and documents evidencing, securing, guarantying and otherwise related to the Original Note or the indebtedness evidenced thereby, whether or not identified in this Note, continue in full force and effect, except to the extent that any such agreement or document may have been wholly or partially released in a writing signed by the Bank. Any and all references to the Original Note in any agreement or document are hereby amended to refer to this Note. The loan agreement or credit agreement between Borrower and Bank dated of even date with the Original Note, relating to the indebtedness evidenced by the Original Note, as previously amended, supplemented, restated or otherwise modified, is hereby terminated as of the date of this Note.

Dated as of: 09/30/04
                                          OUTDOOR CHANNEL HOLDINGS, INC.
                                          Borrower Name (Organization)
                                          a(an) DELAWARE CORPORATION

(Individual Borrower)
                                          By /s/ William A. Owen
-------------------------------           --------------------------------------
Borrower Name                             Name and Title WILLIAM A. OWEN, CFO

                                          By
-------------------------------           --------------------------------------
Borrower Name                             Name and Title

U.S. Bank A.
By

/s/ Maureen K. Sullivan
-------------------------------
Name and Title MAUREEN K. SULLIVAN,
VICE PRESIDENT

                     ADDENDUM TO REVOLVING CREDIT AGREEMENT

This Addendum is made part of the Revolving Credit Agreement (the "Agreement") made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date identified below. The warranties, covenants and other terms described below are hereby added to the agreement.

Without limitation of any other reporting requirements set forth in this Agreement or any other Loan Document, Borrower covenants and agrees with Bank that, while this Agreement is in effect, Borrower shall deliver to Bank the following:

AGINGS OF ACCOUNTS RECEIVABLE. Borrower shall deliver to Bank within thirty (30) days after the end of each fiscal quarter, a detailed aging by invoice date of Borrower's accounts and contracts receivable as of the last day of that fiscal quarter, together with an explanation of any adjustments made at the end of that fiscal quarter, all in a form acceptable to Bank.

AGINGS OF ACCOUNTS PAYABLE. Borrower shall deliver to Bank within thirty (30) days after the end of each fiscal quarter, a detailed aging by invoice date of Borrower's accounts payable as of the last thy of that fiscal quarter, together with an explanation of any adjustments made at the end of that flscai quarter, all in a form acceptable to Bank.

COMPLIANCE CERTIFICATE. Unless waived in writing by Bank, Borrower agrees to deliver to Bank within sixty (60) days after the end of each fiscal quarter a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Bank, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no default exists under this Agreement.

COMPLIANCE CERTIFICATE. Unless waived in writing by Bank, Borrower agrees to deliver to Bank within ninety (90) days after the end of each fiscal year a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Bank, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no default exists under this Agreement.

FIXED CHARGE COVERAGE RATIO. Borrower agrees to maintain,, as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, a fixed charge coverage ratio of at least 1.30 To 1.00.

"Fixed Charge Coverage" means, for a. Given fiscal period: (a) EBITDAR (EBITDAR means net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense plus rent or lease expense) minus cash taxes, cash dividends and Maintenance Capital Expenditures divided by (b) the sum of all required principal payments (on short and long term debt and capital leases), interest and rental or lease expense.

"Maintenance Capital Expenditures" means the dollar amount of Capital Expenditures that are necessary to maintain the current level of revenues. For the purposes of the covenant calculation, at no time shall the amount of the Capital Expenditures used be less than $687,000.00 Per fiscal year, prorated evenly for the measurement periods required above.

OTHER TERMS OR CONDITIONS.

1) Minimum quarterly profitability greater than $250,000.00.

2) 10Q filing within sixty (60) days of quarter end.

3) Interest bearing Debt/EBITDA is less than .50.

Dated as of: 09/30/04                        OUTDOOR CHANNEL HOLDINGS, INC.

                                             Borrower Name (Organization)
                                             a(an) DELAWARE CORPORATION

(Individual Borrower)
                                             By /s/ William A. Owen
-------------------------------              -----------------------------------
Borrower Name                                Name and Title WILLIAM A. OWEN, CFO

                                             By
-------------------------------              -----------------------------------
Borrower Name                                Name and Title

U.S. Bank N.A.
By /s/ Maureen K. Sullivan
------------------------------
Name and Title MAUREEN K. SULLIVAN
VICE PRESIDENT